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                                                                   Exhibit 10.11


                                                                  Conformed Copy
                                    GUARANTEE

1. Effective as of January 1, 1991, Willis Corroon Corporation ('WCC') adopted a supplemental retirement plan known as the Willis Corroon Executive Supplemental Retirement Plan ('the Plan') for the benefit of a select group of management or highly compensated employees who WCC wishes to retain.

2. B D Johnson is a member of the Plan ('WCC employee') and in consideration for continuing to remain an employee and observing the terms and conditions of the Plan Willis Corroon Group plc ('the Guarantor') hereby conditionally and irrevocably guarantees to the WCC employee (and his successors) the due and punctual performance by WCC of its obligations regarding the vesting to the WCC employee of his Accrued Benefits under the Plan ('the obligation').

3. If the Guarantor is unable to procure that WCC duly and punctually performs its obligation, then it shall indemnify the WCC employee in respect of all costs, damages, charges and expenses incurred or suffered by the WCC employee as a result of the failure by WCC to perform its obligations duly and punctually.

4 This guarantee shall continue and remain in full force and effect until the obligation of WCC under the Plan towards the WCC employee shall have been duly performed and discharged.

5. The guarantee shall not be affected in any way by any time or indulgence or release of any obligation under the Plan nor by the liquidation or dissolution of WCC nor by the appointment of a receiver or administrator nor by any circumstances affecting the obligations of WCC to meet its liabilities under the Plan. In the event of any matters as aforesaid, the Guarantor shall become liable for the obligation of WCC arising under the Plan as if it were a primary obligor.

6. The Guarantor shall not be entitled to prove in the liquidation of WCC in competition with the WCC employee until the WCC employee shall have been paid in full all monies owed to the WCC employee pursuant to the terms of the Plan.


The Common Seal of Willis Corroon Group plc was hereunto affixed in the presence of:-


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Director                                 Secretary

Dated: 17 July 1998